Exhibit 10.23

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 23, 2016, by and between Everspin Technologies, Inc., a Delaware corporation (the “Corporation”), and GigaDevice Semiconductor (HK) Limited (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Corporation, and the Corporation desires to sell and issue to the Purchaser, $5.0 million of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”), concurrently with the consummation of the Corporation’s first underwritten public offering of its Common Stock (the “IPO”) at a purchase price per share equal to the price per share of Common Stock sold to the public in the IPO (the “IPO Price”) (such IPO closing time and IPO Price as set forth on the cover of the Final Prospectus (as defined below) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”)), subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto have executed this Agreement on the date first written above, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Corporation with the SEC for the IPO.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1. Purchase and Sale of the Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to the Purchaser the number of shares of Common Stock (the “Shares”) equal to that whole number which, when multiplied by the IPO Price, is equal to (or as close as possible to, but no more than) $5.0 million (the “Purchase Amount”). The Purchaser agrees to purchase from the Corporation at the Closing the Shares for an aggregate purchase price equal to the Purchase Amount.

Section 2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Corporation and the Purchaser, after the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO. At the Closing, the Corporation shall issue and deliver to the Purchaser or its designated affiliates a certificate for shares of Common Stock, registered in the name of the Purchaser or its designated affiliates (or, in the event the Shares are issued in an uncertificated form, such other evidence of ownership), in the amount representing the number of Shares, as determined pursuant to Section 1, against payment by the Purchaser or its designated affiliates to the Corporation of the Purchase Amount in the form of a wire transfer of immediately available funds to a bank account designated by the Corporation.

Section 3. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Purchaser as follows:

3.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities or business of the Corporation (a “Material Adverse Effect”).

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3.2 Capitalization. Immediately prior to the Closing and after giving effect to the issuance, purchase and sale of shares in the IPO and the issuance, purchase and sale of the Shares, the Corporation’s capitalization shall be as set forth in the Final Prospectus (as defined herein).

3.3 Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect, or the Bylaws of the Corporation, as currently in effect (collectively, the “Organizational Documents”), or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or any material contract of the Corporation.

3.4 Authorization of the Shares. The issuance, sale and delivery hereunder by the Corporation of the Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Shares will be validly issued free and clear of all liens and encumbrances and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

3.5 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.6 Registration Statement. The Registration Statement, as of the date when it is declared effective by the SEC, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and as of such date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preliminary prospectus contained in the Registration Statement as of the date hereof does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Final Prospectus, (A) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (B) on the date of Closing, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or

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necessary to make the statements therein not misleading. “Registration Statement” means the registration statement of the Corporation on Form S-1 (File No. 333-213569) as amended, including any prospectus filed and to be filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO. “Final Prospectus” means the prospectus of the Corporation filed pursuant to Rule 424 under the Securities Act that discloses the public offering price, other information included pursuant to Rule 430A and other final terms of the Common Stock and otherwise satisfies Section 10(a) of the Securities Act.

3.7 Non-Contravention. Other than as disclosed in the Registration Statement, the Corporation is not in violation or default in any material respect of any provision of the Organizational Documents, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Corporation, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

3.8 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser in Section 4 herein, the issuance of the Shares to the Purchaser is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Section 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Corporation as follows:

4.1 Purchase for Investment. The Purchaser is acquiring the Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.2 Unregistered Securities; Legend. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Shares shall bear the legends as set forth in Section 12 (unless and until such legend is removed in accordance with Section 5.2), and that appropriate stop transfer instructions may be issued. The Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent expressed herein.

4.3 Status of Investor. The Purchaser has not been formed for the specific purpose of acquiring the Shares pursuant to this Agreement. The Purchaser understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that the Purchaser is an “accredited investor” for purposes of acquiring the Shares purchasable by it hereunder.

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4.4 Knowledge and Experience; Economic Risk. The Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5 Access to Information. The Purchaser acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with the Purchaser’s purchase of the Shares purchasable by it hereunder.

4.6 Place of Business. The Purchaser has listed its principal place of business or registered address under its name on the signature page hereto.

4.7 Authorization of this Agreement. The Purchaser has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

Section 5. Covenants of the Corporation

5.1 NASDAQ Listing. The Corporation shall use its reasonable efforts to cause the Shares to be listed on the Nasdaq Global Market at the Closing, subject to official notice of issuance.

5.2 Removal of Legends. It is understood and agreed by the Corporation that the restrictive legends and stop transfer instructions described in Section 4.2 will be removed at the time the Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 6. Conditions Precedent to Closing by the Purchaser. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to satisfaction (or waiver by the Purchaser) of the following conditions precedent at or before the Closing:

6.1 Representations and Warranties Correct. Each of the representations and warranties of the Corporation contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Corporation’s failure to comply with such representation or warranty would not result in a Material Adverse Effect shall be true and accurate in all respects as of the Closing.

6.2 Closing of IPO. The IPO shall have closed and the underwriters shall have purchased, concurrently with the purchase and sale of the Shares by the Purchaser hereunder, the number of shares set forth on the cover of the Final Prospectus at the IPO Price (less any underwriting discounts or commissions).

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6.3 NASDAQ Listing. The Shares shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Shares being sold to the Purchaser at the Closing is subject to satisfaction (or waiver by the Corporation) of the following conditions precedent at or before the Closing:

7.1 Representations and Warranties Correct. The representations and warranties made in Section 4 hereof by the Purchaser shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

7.2 Consents, Permits and Waivers. The Corporation shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

Section 8. Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

Section 9. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Purchaser may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

Section 10. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

Section 11. Legend. It is understood that the certificates evidencing the Shares may bear the following legend (or substantially similar legends) until the time set forth in Section 5.2:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

Section 12. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

Section 13. Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax or email showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)	if to the Corporation, to:

Phillip LoPresti
Chief Executive Officer
Everspin Technologies, Inc.
1347 N. Alma School Road
Suite 220
Chandler, Arizona 85224
Email: phill.lopresti@everspin.com
Fax: 480-347-1175

with a copy to:

Cooley LLP
3175 Hanover St.
Palo Alto, CA 94304
Attn: Matthew B. Hemington, Esq.
Email: hemingtonb@cooley.com
Fax: (650) 849-7400

(b)	if to the Purchaser, to:

GigaDevice Semiconductor (HK) Limited
Room 1007 10/Floor, Ho King Shopping Centre, No 2-16, Fa Yuen
Street, Mongkok, Kowloon Hongkong

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with a copy to:

Latham & Wakins LLP
140 Scott Drive
Menlo Park, CA 94025
Attn: Tad J. Freese
Email: tad.freese@lw.com
Fax: (650) 463-2600

Section 14. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Purchaser.

Section 15. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 16. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 17. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

Section 19. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing the Shares transferred to such holder by a Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21. Termination. This Agreement shall automatically terminate and be of no further effect if the Company’s Registration Statement relating to the IPO has not been declared effective by the U.S. Securities and Exchange Commission on or before December 31, 2016. The provisions of Sections 8 and 13 through 21 shall survive any termination hereof pursuant to this Section 21.

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

CORPORATION:

EVERSPIN TECHNOLOGIES, INC.

By:	/s/ Phillip LoPresti
Name:	Phillip LoPresti
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

PURCHASER:

GIGADEVICE SEMICONDUCTOR (HK) LIMITED

By:	/s/ Yiming Zhu
Name:	Yiming Zhu
Title:	Executive Director

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A

PURCHASE AMOUNTS

Purchaser Name	Purchase Amount
GigaDevice Semiconductor (HK) Limited Room 1007 10/Floor, Ho King Shopping Centre, No 2-16, Fa Yuen Street, Mongkok, Kowloon Hongkong	$5,000,000
Total	$5,000,000